                                  COLLINGWOOD
                                     PLAZA

                                LEASE AGREEMENT
                                      with
                        U.S. MEDICAL TECHNOLOGIES, INC.

                                     INDEX

Section                                                                                                  Page No.

 1     DESCRIPTION                                                                                           1
 2     LANDLORD'S WORK AND ROOF REPAIR                                                                       2
 3     TERM                                                                                                  2
 4     BASIC RENT                                                                                            2
 5     ASSIGNMENT, SUBLETTING                                                                                3
 6-A   RULES, REGULATIONS                                                                                    5
 6-B   REFUSE ADMISSION                                                                                      6
 7     DAMAGES TO BUILDING/WAIVER OF SUBROGATION                                                             6
 8     EMINENT DOMAIN                                                                                        8
 9-A   BANKRUPTCY OF TENANT                                                                                  9
 9-B   DEFAULT OF TENANT                                                                                    10
10     LESSOR'S REMEDIES ON DEFAULT                                                                         10
11     DEFICIENCY                                                                                           11
12     SUBORDINATION OF LEASE                                                                               13
13     SECURITY DEPOSIT                                                                                     14
14     RIGHT TO CURE LESSEE'S BREACH                                                                        15
15     MECHANIC'S LIENS                                                                                     16
16     RIGHT TO INSPECT AND REPAIR                                                                          16
17     SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION                                               16

                                     INDEX

Section                                                                                                  Page No.

18     INTERRUPTION OF SERVICES OR USE                                                                      17
19     UTILITIES                                                                                            18
20     ADDITIONAL RENT                                                                                      18
21     LESSEE'S ESTOPEL                                                                                     22
22     RIGHT TO SHOW PREMISES                                                                               22
23     WAIVER OF JURY TRIAL/NON MANDATORY COUNTERCLAIMS                                                     23
24     LATE CHARGE                                                                                          23
25     INSURANCE                                                                                            23
  -A   LESSEE'S INSURANCE                                                                                   23
  -B   LESSOR'S INSURANCE                                                                                   27
  -C   WAIVER OF SUBROGATION                                                                                28
26     NO OTHER REPRESENTATIONS                                                                             28
27     QUIET ENJOYMENT                                                                                      28
28     INDEMNITY                                                                                            28
29     APPLICABILITY TO HEIRS AND ASSIGNS                                                                   29
30     PARKING SPACES                                                                                       30
31     LESSOR'S EXCULPATION                                                                                 30
32     RULES OF CONSTRUCTION/APPLICABLE LAW                                                                 31
33     BROKER                                                                                               32

                                     INDEX

Section                                                                                                  Page No.

34     PERSONAL LIABILITY                                                                                   33
35     NO OPTIONS                                                                                           33
36     DEFINITIONS                                                                                          34
37     LEASE COMMENCEMENT                                                                                   35
38     NOTICES                                                                                              36
39     ACCORD AND SATISFACTION                                                                              36
40     EFFECT OF WAIVERS                                                                                    37
41     MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE                                                           37
42     LESSOR'S RESERVED RIGHTS                                                                             38
43     CORPORATE AUTHORITY                                                                                  38
44     GOVERNMENT REQUIREMENTS                                                                              39
45     ADDITIONAL CHARGES                                                                                   39
46     INTERPRETATION                                                                                       39
47     HOLDING OVER                                                                                         39
48     TENANT'S OPTION TO EXPAND OR CANCEL                                                                  40
49     TENANT'S OPTION TO EXTEND                                                                            40

     LEASE, made the 3rd day of March, 1992, between COLLINGWOOD PLAZA ASSOCIATES (hereinafter called 'Lessor or Landlord'), whose address is 4900 Route 33, Wall Township, New Jersey 07719, and U.S. MEDICAL TECHNOLOGIES, INC., of the State of New Jersey (hereinafter called 'Lessee or Tenant'), whose address is 28 Inlet Terrace, Belmar, New Jersey 07719.

                                  WITNESSETH:

     For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

     1. DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, for use as executive offices and/or sales offices, the following space: Approximately 999 (867 square feet office space and 132 square feet common area) rentable square feet on the second (2nd) floor along with an option, at tenants discretion to rent 1,000 square feet basement storage space (hereinafter called 'Demised Premises' or 'Premises') which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the building known as Collingwood Plaza located at 4900 Route 33, Wall Township, New Jersey, Lot 54, Block 907, on the tax map of the Township of Wall, (hereinafter called the 'Building'), which is situated on that certain parcel of land (hereinafter called 'Office Building Area') as described on

Exhibit A attached hereto and made part of this Lease, together with the right to use in common with other leases of the Building, their invitee, customers and employees, those public areas of the Common Facilities as hereinafter defined.

     2. LANDLORD'S WORK AND ROOF REPAIR.

(a) Landlord's Work. Landlord agrees to make the improvements in the Demised Premises specified in Exhibit B annexed hereto, if any such work is specified thereon and said work (hereinafter called 'Landlord's Work') shall be substantially completed prior to the commencement of the term of this Lease. Architecture, materials used in construction, and structural details of the Landlord's Work shall be the choice of Landlord except as may otherwise be specifically provided in Exhibit B. Landlord may substitute material provided they are equal in quality.

(b) Roof Repair. Notwithstanding anything herein to the contrary, any presently existing roof leakage in the Demised Premises will be repaired and all ceiling tiles replaced at Landlord's expense and Landlord agrees to immediately correct at its own expense any subsequent leakage or damage to the roof, ceiling, tiles, interior space and furnishings in the Demised Premises.

     3. TERM. The Premises are leased for a term of five (5) years, commencing on April 1, 1992 and to end at 12:00 midnight on March 31, 1997 (hereinafter referred to as the 'Term' or 'Lease Term').

     4. BASIC RENT. The Lessee shall pay to Lessor during the Lease Term basic rent in the amount set forth in the following schedule (hereinafter 'rent' or 'basic rent'), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The basic rent shall be payable in advance on the first day of each calendar month during the Lease Term in the amount indicated in the following schedule:

RENTAL RATE                                                                               ANNUALLY     MONTHLY
- --------------------------------------------------------------------------------------   ----------    -------
Years 1, 2 & 3:
 $11.00 psf plus utility & janitorial                                                    $10,989.00    $915.75
* 1,000 square feet storage at $5.25 psf                                                 $ 5,250.00    $437.50

Year 4 and 5:
 $11.50 psf plus utility & janitorial                                                    $11,488.50    $957.37
* 1,000 square feet storage at $5.475 psf                                                $ 5,475.00    $456.25

     5. ASSIGNMENT, SUBLETTING. Tenant shall not assign, mortgage or encumber this Lease, or sublet, underlet, license or permit the Demised Premises or any part thereof to be used by others, whether voluntarily or by operation of law or otherwise, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld or delayed, except that tenant may sublet the demised premises for any lawful purpose to any subtenant consistent with the quality of tenants in the building. The sale or transfer of greater than FIFTY PERCENT (50%) of the stock of Tenant, if Tenant be a corporation, or, if Tenant be a partnership or joint venture, a sale of an interest in such partnership or joint venture shall be deemed an


- --------------------------------------------------------------------------------
* Optional storage space
assignment   of  this  Lease,  unless  (i)  it  is  made  amongst  the  existing stockholders, partners or joint venturers of Tenant; or (ii) it results from the death of a stockholder, partner or joint venturer of Tenant. Any form or manner of merger or reorganization of a corporate Tenant which results in a shift of control or management rights to new principals or stockholders shall be deemed to be an assignment of this Lease. If this Lease be assigned or if the Demised Premises or any part thereof be underlet or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to all rent and/or additional charges herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as tenant, or a release of any performance of the covenants on Tenant's part herein contained. Any consent by Landlord to an assignment or underletting shall not in any manner be construed to relieve Tenant or any assignee or undertenant from obtaining the consent in writing of Landlord to any further assignment or underletting. Valid consent shall not be unreasonably delayed or withheld. Any assignment or sublease made by Tenant without Landlord's prior written consent shall be void and a default under this Lease, giving Landlord the right to exercise all of its remedies hereunder, including but not limited to the right to terminate this lease.

     Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of an assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement or pecuniary loss within not more than thirty
(30) days of assumption and/or assignment; and (ii) the use of the Demised Premises for the permitted uses unchanged; and (iii) in the case of any proceedings under the U.S. Bankruptcy Code the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial rental experience in office buildings of comparable size and financial ability to operate a similar business establishment out of the leased premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (v) the Demised Premises, at all times, remains substantially the same and no physical changes of any kind may be made to the premises unless in compliance with the applicable provisions of this Lease.

     6. A. RULES, REGULATIONS. Tenant agrees that at all times during the term of this lease it shall comply with all rules and regulations together with all reasonable amendments, modifications, deletions and other reasonable rules and regulations for the use and occupancy of the Office Building as Landlord may from time to time promulgate, on written notice to

Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Rules and Regulations, when published must be reasonable and uniformly applied to all tenants. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance.

     B. REFUSE ADMISSION. Landlord reserves the right to refuse admissions to the Office Building and the Demised Premises, outside of ordinary business hours, to any person not known to any watchman in charge or properly identified to eject any person from the Office Building whose conduct may tend to be harmful to the safety and interests of the tenants and the property therein; to close any part of the Office Building during any riot or other commotion where person or property may be imperiled.

     7. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if any damage to the Premises costing more than Fifty Thousand and 00/100 ($50,000.00) Dollars occurs within the last twelve
(12)  months of  the Lease  Term, then  Lessor may,  no later  than the sixtieth
(60th) day following the damage, give Lessee a notice of election to terminate this Lease, or, if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the premises within a reasonable time thereafter; and the basic rent, and any Additional Rent paid for any period beyond the latter of the thirtieth (30th) day after said notice or the date Lessee surrenders possession shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease pursuant to any right contained herein or if Lessor shall have no such right, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined.

     In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in basic rent based upon any decrease in usable square footage depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words 'restoration' and 'restore' as used in this Section shall include repairs. If the damage results from the fault of Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in basic rent, except to the extent of any rent insurance received by Lessor.

     Notwithstanding the provisions of this Section of the Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein 'property damage'), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case Lessee, waives all claims against any tenant of the Building that has similarly waived claims against such Lessee) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant(s) in the Building that has waived subrogation against the Lessee) for loss or damage within the scope of such insurance.

     8. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any Additional Rent, shall be apportioned as of said termination date and any basic or Additional Rent paid for any period beyond said date shall be repaid to Lessee. In the event of a partial taking which does not affect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the basic rent based upon any decrease in usable square footage depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award.

     9. BANKRUPTCY OF TENANT. A. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and
(ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Demised Premises an amount equal to all rent and other charges otherwise due pursuant to this Lease; and (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (iv) to give Landlord at lease forty-five
(45) days prior written notice of any proceeding relating to any assumption of this Lease; and (v) to give at least thirty (30) days prior written notice of any abandonment of the Demised Premises; any such abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

     B. No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

10. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of basic rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any basic rent or Additional Rent default within five (5) days of the giving of such notice within forty-eight (48) hours of the giving of such notice or any other default within fifteen (15) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

     11. DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the basic and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rent days above specified, Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Lease Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the basic and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

     Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent (basic and Additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

     Lessee hereby waives all right of redemption to which Lessee or any person under Leases might be entitled by any law now or hereafter in force.

     Lessor's remedies hereunder are in addition to any remedy allowed by law and notwithstanding any provision above to the contrary. Lessor shall at all times have the duty to mitigate its damages hereunder.

     Lessee agrees to pay, as Additional Rent, all reasonable attorney's fees and other expenses incurred by the Lessor in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

     18. SUBORDINATION OF LEASE. This Lease and any option contained herein shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any first mortgage or trust deed, be subject and subordinate to any such underlying leases and to any such first mortgage which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

     13. SECURITY INTEREST. Lessee shall deposit with Lessor on the signing of this Lease a sum equal to one month rent as referred to in Paragraph 4 as security for the performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the Term of this Lease. In the event of a bona fide sale, subject to this Lease, Lessor
shall  have   the  right   to  transfer   the  security   to  the   vendee   and

Lessor shall be considered released by Lessee from all liability for the return of such security; and Lessee agrees to look solely to the new Lessor for the return of said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Lessee without the written consent of Lessor.

     In the event of the insolvency as defined by the U.S. Bankruptcy Code of Lessee, or in the event of the entry of a judgment of bankruptcy in any court against Lessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount equal to one (1) year's basic rent and Additional Rent (which Additional Rent shall be reasonably estimated by Lessor) to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Section within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee. Notwithstanding anything herein to the contrary, the security deposits shall be returned by Landlord to tenant within 18 months of the commencement of the term of the lease.

     14. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable written notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorneys' fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

     15. MECHANIC'S LIENS. Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf. Lessee shall not permit any Notice of Intentions to be filed against the Premises or Building or Office Building Area as a result of Lessee's acts and shall cause any such filings to be terminated within three (3) days.

     16. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof.

     17. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION. Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays as set in Lessor's Rules and Regulations:

     A. Cold and hot water for drinking and lavatory purposes.

     B. Elevator service during Building Hours.

     C. Restroom supplies and exterior window cleaning when reasonably required, minimum twice yearly.

     D. Heating, Ventilation and Air Condition (HVAC) (at tenants' expense as referred to in paragraph 19).

     E. Refuse collection (by outside dumpster).

     18. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the Office Building Area (unless caused by Force Majeure, as hereinafter defined) shall not entitle Lessee to any claim against Lessor or to any abatement of basic rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service. If Lessor fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Lessee's remedies shall be limited to an abatement of basic rent or Additional Rent for the duration of the curtailment beyond said reasonable period or to a claim of constructive eviction. If the Premises are rendered untenantable in whole or in part, for a period of ten
(ten) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined.

     19. UTILITIES. Tenant shall pay directly to the utility company, all charges for electricity, and natural gas consumed in or upon the Demised Premises, which shall be separately metered.

     20. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the basic rent, provided in Section 3 above, an additional rental to cover Lessee's Proportionate Share, as hereinafter defined, of the increased cost to Lessor, for each of the categories enumerated herein, over the 'Base Period Costs' (as hereinafter defined) for each of said categories.

     A. Tax Escalation. If the Real Estate Taxes for the Building and Office Building Area at which the Demised Premises are located for any Lease Year or proportionate part thereof, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Real Estate Taxes and, conversely, in the event of a reduction in Real Estate Taxes there shall be a reduction in Additional Rent on the same basis.

     As used in the Subsection 20(A), the words and terms which follow mean and include the following:

          (i) The Base Period Costs for Real Estate Taxes, herein the 'Base Real Estate Taxes,' shall be those real estate taxes assessed against the Building and Office Building Area during Calendar Year 1992 or such year thereafter as the site is reassessed to include the completed office building.

          (ii) 'Real Estate Taxes' shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the basic rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profit tax) which may be imposed on or measured by such Fixed Basic Rent or may be imposed on or on account of the letting and which Lessor may be required to pay or collect under any law now in effect or hereafter enacted.

     B. Lease Year. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period

Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Proportionate Share, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories.

     C. Books and Records. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

     D. Right of Review. Once Lessor shall have finally determined said Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any rights to dispute any such charge at the expiration of said six (6) month period.

     21. LESSEE'S ESTOPPEL. (A) Lessee shall, from time to time, within ten (10) days of Lessor's written request, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and, if so, specifying the nature of the default; and any such other reasonable information as Lessor may request. It is intended that any such statement delivered pursuant to this Section may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

     B. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that: (i) this Lease is in full force and effect and not modified except as Lessor may represent; (ii) not more than one month's rent has been paid in advance; (iii) there are no such defaults; and, (iv) notices to Lessee shall be sent to Lessee's mailing address as set forth in this Lease. Notwithstanding the presumptions of this Section, Lessee shall not be relieved of its obligation to deliver said statement.

     22. RIGHT TO SHOW PREMISES. Lessor may show the

Premises to prospective purchasers and mortgagees; and, during the twelve (12) months prior to termination of this Lease, to prospective tenants, during business hours on reasonable notice to Lessee.

     23. WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS. If Lessor commences any summary proceedings or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Lessee and Lessor both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

     24. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a 'Late Charge' of eight (8%) percent of any installment of basic rent or Additional Rent paid more than five (5) days after Landlords written notice to tenant the due date thereof for each monthly period or portion thereof that the same remains unpaid, such Late Charge to cover the extra expenses involved in handling delinquent payments.

     25. INSURANCE.

     A. Lessee's Insurance.

          (1) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that during the entire Lease Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and effect the following insurance:

             (a) Comprehensive General Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability naming Lessor and Lessor's mortgagee or trust deed holder and ground lessors (if any) as additional named insured in limits of not less than Five Hundred Thousand and 00/100 ($500,000.00) Dollars, combined single limit.

             (b) Worker's Compensation insurance in form and amount as required by law.

             (c) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverage or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

          (2) Tenant shall supply a certificate of insurance from Traveler's Insurance Company within 30 days of the date of commencement of this lease.

                (3) In the event of damage to or destruction of the Building and/or Premises entitling Lessor or Lessee to terminate this Lease pursuant to the terms hereof, and if this Lease be so terminated, Lessee will immediately pay to Lessor all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but no Lessee's trade fixtures, equipment, furniture or other personal property of Lessee in the premises) which have become Lessor's property on installation or would have become Lessor's property at the Lease Term's expiration or sooner termination. If the termination of the Lease, at Lessor's election, is due to damage to the Building, and if the Premises have not been so damaged, Lessee will deliver to Lessor, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become on installation or would have become at the Lease Term's expiration, Lessor's property.

                (4) Lessee agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises or within the Building or Office Building Area any article which may be prohibited by any insurance policy in force from time to time covering the Building or Office Building Area. In the event Lessee's occupancy or conduct of business in or on the Premises or Building or Office Building Area, whether or not Lessor has consented to the same, results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building or Office Building Area, Lessee shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Lessor. In determining whether increased premiums are a result of Lessee's use and occupancy a schedule issued by the organization computing the insurance rate on the Building or Office Building Area showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, Office Building Area or Premises.

                (5) If any insurance policy carried by Lessor, as provided herein, shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Office Building Area or Building or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by

          Lessee to be upon the Premises, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage or before (i) forty-eight (48) hours after notice thereof from Lessor, or (ii) prior to said cancellation or reduction becoming effective, Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease.

     B. Lessor's Insurance. Lessor covenants and agrees that throughout the Lease Term it will insure the Building (excluding any property with respect to which Lessee is obligated to insure pursuant this lease) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor if none as would be carried by a prudent owner of a similar building in the area. Lessee further acknowledges that the exculpatory provisions of this Lease and the provisions of this Section as to Lessor's insurance are designed to insure adequate coverage as to Lessee's property and business without regard to fault and avoid Lessor obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which would result in double coverage for the same perils includable as part of Operating Expenses which are payable in part by Lessee. Lessor will not carry insurance of any kind on Lessee's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Lessee under this Lease and Lessor shall not be obligated to repair any damage thereto or replace the same.

     C. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, Building or Office Building Area shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

     26. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     27. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Lease Term herein mentioned, subject to the provisions of this Lease.

     28. INDEMNITY. Lessee shall indemnify and save harmless Lessor and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitee on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitee, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

     29. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, legal representatives and assigns. It is understood that the term 'Lessor' as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof or if a mortgage shall take possession of the Premises, Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

     30. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of the parking lot, for a reasonable number of cars operated by Lessee and its subtenants, licensees, invitee, concessionaires, officers and employees. If any vehicle of Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, and if, after reasonable written notice by Lessor to Lessee for the removal of an offending vehicle, it's not removed, then Lessee shall pay to Lessor such reasonable costs of removal as may be incurred by Lessor from time to time. Lessor reserves the right to reassign assigned parking to comparable facilities in connection with any modification to the Building or Office Building Area permitted pursuant to this Lease. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking area.

     31. LESSOR'S EXCULPATION. Lessor shall not be liable to Lessee for any loss suffered by Lessee under any circumstances, including, but not limited to (i) that arising from the negligence of Lessor, its agents, servants or invitee, or from defects, errors or omissions in the construction or design of the Premises and/or the Building and Office Building Area including the structural and nonstructural portions thereof or (ii) for loss of or injury to Lessee or to Lessee's property or that for which Lessee is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) for that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which lessor is obligated to furnish pursuant to this Lease; or (iv) for that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Lessor; or (v) for any interruption to Lessee's business, however occurring, but this exculpatory provision shall not preclude Lessee's remedies with respect to interruption of services or use or in the case of Lessor's wilful or gross negligence.

          The aforesaid exculpatory Section is to induce the Lessor, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Lessee either through insurance or self-insurance or combination thereof thereby permitting potential cost savings in connection with the Operating Expenses borne by Lessee.

          32. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Lessee's part to be performed, shall be deemed and construed as a separate and independent covenant of Lessee, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          33. BROKER. Lessee represents and warrants to Lessor that SITAR REALTY GROUP is the sole broker with whom Lessee has negotiated in bringing about this Lease, and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. Lessor makes the same representations to Lessee and similarly indemnifies and holds Lessee harmless. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction.

          34. PERSONAL LIABILITY. Notwithstanding anything in the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purpose of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Lessor shall not be deemed an asset or property of Lessor.

          35. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

     36. DEFINITIONS. A. Common Facilities. Common facilities shall include, by way of example and not by way of limitation, the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Office Building Area, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

     B. Force Majeure. Force Majeure shall mean and include those situations beyond a party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

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

Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

     C. Building Hours. As used in this Lease, the Building Hours shall be Monday through Friday, 7:00 a.m. to 7:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m., excluding those holidays as set forth in Lessor's Rules and Regulations, except that Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area.

     D. Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to basic rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

     37. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence, or failure to complete Landlord's work, cannot deliver possession of the Premises to Lessee at the commencement of the agreed Lease Term as set forth in
Section 3, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full term as specified above to commence from and after the date

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

Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for any reason attributable to Lessee (herein the 'Commencement Date') and to terminate midnight of the day immediately preceding said first (1st) anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates.

     38. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if sent by registered mail or certified mail in a postpaid envelope addressed, if to Lessee, at 28 Inlet Terrace, Belmar, New Jersey 07719; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given upon the tenth (10th) day after the mailing thereof.

     39. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated basic rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or Additional Rent be deemed an accord and satisfaction, and Lesser may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent and Additional Rent or

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

pursue any other remedy provided herein or by law.

        40. EFFECT OF WAIVERS. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

        41. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Lessee agrees to give any mortgagees by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default

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




(including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

        42. LESSOR'S RESERVED RIGHTS. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Additionally, Lessor reserves unto itself all rights not granted Lessee, including by way of example and not be way of limitation, the right to change the name by which the Building is commonly known.

        43. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within

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



fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

          44. GOVERNMENT REQUIREMENTS. In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Lessor and Lessee, the interpretation of Landlord shall prevail, and Lessor shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

          45. ADDITIONALS, CHARGES. Whenever in this Lease Tenant is required to pay an "additional charge(s)" or other monies to Landlord, the same shall be deemed to be additional rent, and Landlord shall have all remedies for the collection thereof that Landlord has for the non-payment of rent hereunder.

          46. INTERPRETATION. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

          47. HOLDING OVER. In the event that Tenant shall remain in occupancy of the Demised Premises for any period beyond the expiration of the term of this Lease or any renewals or extensions thereof, such occupancy shall be deemed to be a month-to-month tenancy at twice the Rent for the last lease year of the term, subject to all the other provisions of this Lease prevailing upon such expiration; and the acceptance of rent or additional charges by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

     48. TENANT'S OPTION TO EXPAND OR CANCEL. Tenant shall have the right, at its election, to expand or cancel the lease as follows:

     (a) Notwithstanding anything hereunto the contrary, tenant shall have the option to lease approximately 500 square feet of space immediately adjacent to the Demised Premises on the same terms and conditions as the initial Demised Premises for a term co-terminus with that of the initial Demised Premises.

     (b) Tenant may, upon nine (9) months notice to landlord, cancel this lease and void all obligations hereunder provided that in that case the tenant shall pay to the landlord the following:

     1. Cancellation during . . .

          first year: 80% of $17,500.00 or $14,000.00

          second year: 60% of $17,500.00 or $10,500.00

          third year: 40% of $17,500.00 or $7,000.00

          fourth year: 20% of $17,500.00 or $3,500.00

     49. TENANT'S OPTION TO EXTEND LEASE. Tenant shall have the right, at its election, to extend the original term of this lease for two additional periods of five (5) years each, exercisable upon the following terms and conditions:

        (a)    Tenant   shall    give   Landlord   written    notice   of   such
     election to extend the term hereof not later than twelve (12) months prior to the expiration of the then current term of this Lease;

          (b) At the time of the exercise of such election: (i) Tenant shall have a satisfactory net worth equal to not less than Tenant's net worth at the commencement of the term of this Lease; and (ii) Tenant shall not then be in default under this Lease; and

          (c) Each such extended term shall be upon the same terms and conditions as during the original term hereof except that:

             (i) During each year of the first additional term, Tenant shall pay rent at a rate to be negotiated between Lessor and Lessee but no more than the prevailing rate in the surrounding geographic area increase with a maximum of TWENTY-FIVE PERCENT (25%) increase over the previous year's rate payable in equal monthly installments; and

             (ii)Tenant shall have no further election to extend the term of this Lease beyond the second (2nd) additional term.

     Anything contained herein to the contrary notwithstanding, it is understood and agreed that no exercise of its election to extend shall be effective if Tenant shall be in default under this Lease at the commencement of such extended term.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                          COLLINGWOOD PLAZA ASSOCIATES,
                                          Lessor



                                          By  /s/ W. PETER RAGAN
                                              ..................................

Dated: 3/3/92                                 W. PETER RAGAN, Authorized Partner



Dated: 3/3/92                             U.S. MEDICAL TECHNOLOGIES, INC.
                                               Lessee



                                          By  /s/ JOHN LYLE
                                              ..................................

                                              JOHN LYLE
                                              PRESIDENT



 .....................................
                       ASST. SECRETARY

                          AMENDMENT TO LEASE AGREEMENT
                 BETWEEN COLLINGWOOD PLAZA ASSOCIATES, LANDLORD
                  AND U.S. MEDICAL TECHNOLOGIES, INC., TENANT

     THIS AMENDMENT TO LEASE AGREEMENT is made this day of July, 1993, by and between COLLINGWOOD PLAZA ASSOCIATES ('Landlord') and U.S. Medical Technologies, Inc. ('Tenant'), for the purpose of amending a certain Lease Agreement between Landlord and Tenant dated March 3, 1992 (the 'Lease Agreement').

                                   WITNESSETH

     For and in consideration of the covenants contained herein, and upon the terms and conditions herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease Agreement as follows:

     1 Paragraph 48 of the Lease Agreement is hereby deleted and the following is substituted in lieu thereof:

          48. TENANT'S OPTION TO EXPAND OR CANCEL. Tenant shall have the right, at its election, to expand or cancel the lease as follows:

          (a) Notwithstanding anything contained herein to the contrary, Tenant shall have the option to lease approximately 500 square feet of space immediately adjacent to the Demised Premises on the same terms and conditions as the initial Demised Premises for a term co-terminus with that of the initial Demised Premises. Landlord agrees that the said approximately 500 square feet of adjacent space shall be available and ready for occupancy by Tenant not later than 60 days following the receipt by Landlord of written notice from Tenant exercising this option.

          (b) Tenant may, upon four and one-half (4 1/2) months notice to Landlord, cancel this lease and void all obligations hereunder provided that in that case the tenant shall pay to the Landlord the following:

1.  Cancellation during . . .

    first year: 80% of $17,500.00 or $14,000.00
    second year: 60% of $17,500.00 or $10,500.00
    third year: 40% of $17,500.00 or $ 7,000.00
    fourth year: 20% of $17,500.00 or $ 3,500.00

          2. In the event of any inconsistency between the terms of the Lease Agreement and the terms of this Amendment, the terms of this Amendment shall be controlling.

     IN WITNESS WHEREOF, the undersigned parties execute this Amendment on the date first above appearing, intending to be bound hereby and to amend the terms of the Lease Agreement.

                                          COLLINGWOOD PLAZA ASSOCIATES
                                          Landlord



Dated: 8/16/93                            By  /s/ W. PETER RAGAN
                                              ..................................
                                              W. Peter Ragan, a General Partner



                                          U.S. MEDICAL TECHNOLOGIES, INC.
                                          Tenant



Dated: 8/16/93                            By  /s/ JOHN W. LYLE
                                              ..................................
                                              John W. Lyle, President

                       SECOND AMENDMENT TO LEASE AGREEMENT
                      BETWEEN COLLINGWOOD PLAZA ASSOCIATES,
              LANDLORD and U.S MEDICAL TECHNOLOGIES, INC., TENANT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT is made this 27 day of June, 1994, by and between COLLINGWOOD PLAZA ASSOCIATES ("Landlord") and Algos Pharmaceutical Corp. (formerly known as U.S. Medical Technologies, Inc.) ("Tenant"), for the purpose of amending a certain Lease Agreement between Landlord and Tenant dated March 3, 1992 (the "Lease Agreement"), and an amendment thereto dated July, 1993 and executed on August 16, 1993 (the "First Amendment").

                              W I T N E S S E T H

     For and in consideration of the covenants contained herein, and upon the terms and conditions herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease Agreement as follows:

     1     Paragraph 48 of the Lease Agreement as amended by the First Amendment is hereby deleted and the following is substituted in lieu thereof:

           48. TENANT'S OPTION TO EXPAND OR CANCEL. Tenant shall have the right, at its election, to expand or cancel the lease as follows:

           (a) Notwithstanding anything contained herein to the contrary, Tenant shall have the option to lease approximately 400 square feet of space immediately adjacent to the Demised Premises on the same terms and conditions as the initial Demised Premises for a term co-terminus with that of the initial Demised Premises. Tenant agrees to exercise the said option and to take possession of the said space on the thirtieth (30th) day following written notice from Landlord; provided, however, that the Tenant shall not be obligated to take possession of the premises until it is in move-in condition. For purposes of this Paragraph 48(a), the term "move-in condition" shall be understood to mean that all of the "Landlord's Work" as defined in Paragraph 2(a) of the Lease Agreement and the Collingwood Plaza Workletter appended to the Lease Agreement shall be completed at Landlord's sole cost. Landlord and Tenant agree that in the event Tenant reaches agreement with Enterprise Rent-A-Car to purchase the work-station furniture and room dividers currently in the space, then Tenant shall be entitled to the first month's rent on the 400 square feet of space free of charge, in consideration for which Landlord shall have no obligation to perform the Landlord's Work as defined in Paragraph

     2(a) of the Lease Agreement and the Collingwood Plaza Workletter appended thereto on the said 400 square feet of space.

           (b) Tenant may, upon four and one-half (4 1/2) months' notice to Landlord, cancel this lease and void all obligations hereunder provided that in that case the Tenant shall pay to the Landlord the following:

           1.     Cancellation during . . .

                  first year:   80% of $17,500.00 or $14,000.00

                  second year:  60% of  17,500.00 or  10,500.00

                  third year:   40% of  17,500.00 or   7,000.00

                  fourth year:  20% of  17,500.00 or   3,500.00

     "Combined rent shall mean the annual rent that Tenant would otherwise have been obligated to pay to Landlord for the year in which the lease was cancelled based upon the amount of space being occupied by Tenant at the time of notice of cancellation.

           (c) Notwithstanding anything contained herein to the contrary, Landlord agrees to lease to Tenant approximately 500 square feet of space located at the northwesterly corner of the building on the same terms and conditions as the initial Demised Premises for a term co-terminus with that of the Initial Demised Premises. Landlord agrees to make said approximately 500 square feet of additional space available and ready for occupancy by July 10, 1994. Landlord agrees that it will perform at its own cost the Landlord's Work on this space in accordance with Paragraph 2(a) of the Lease Agreement and the Collingwood Plaza Workletter appended thereto, which work will include but not necessarily be limited to repainting the space, installing carpeting to match Tenant's existing carpeting, and removing the closet and restoring the wall. Landlord further agrees that Tenant shall be entitled to the same allowances with respect to this space as were provided in connection with the initial Demised Premises.

           (d) Landlord agrees to divide evenly with Tenant the cost of installing new carpeting in the hallway extending from the initial Demised Premises to the exit door at the northwesterly corner of the building, which carpeting will match Tenant's existing carpeting in the initial Demised Premises.

     2. In the event of any inconsistency between the terms of the Lease Agreement, the terms of the First Amendment and the terms of this Second Amendment, the terms of this Second Amendment shall be controlling.

     IN WITNESS WHEREOF, the undersigned parties execute this Amendment on the date first above appearing, intending to be bound hereby and to amend the terms of the Lease Agreement.


                                COLLINGWOOD PLAZA ASSOCIATES
                                Landlord



Dated:    6/27/94               By:        /s/  W. PETER RAGAN
                                   --------------------------------------
                                       W. Peter Ragan, a General Partner



                                ALGOS PHARMACEUTICAL CORP.
                                (formerly U.S. Medical Technologies, Inc.)
                                Tenant



Dated:    6/27/94               By:       /s/   JOHN W. LYLE
                                   --------------------------------------
                                       John W. Lyle, President